Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-229822 on Form S-3 of our report dated February 15, 2022, relating to the consolidated financial statements of Huntsman International LLC and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 15, 2022